UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2010

Farmers National Banc Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-12055	34-1371693
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio		44406-0555
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-533-3341

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2010, the Board of Directors (the "Board") of Farmers National Banc Corp. (the "Company") approved the appointment of David Z. Paull as a member of the Board as a Class II director, effective January 1, 2011. Mr. Paull will also be appointed a director on the Company’s wholly- owned entity, Farmers National Bank of Canfield, effective as of January 1, 2011. Mr. Paull fills the vacancies on the boards created by the recent retirement of Mr. Benjamin R. Brown.

Concurrent with his appointment as a director, Mr. Paull will be appointed to the Loan Committee, Compensation Committee and Risk Management Committee of the Company’s Board. In connection with his services as a director, Mr. Paull will be entitled to the customary compensation arrangements for the Company’s non-employee directors – a monthly retainer in the amount of $1,000 and $500 for each of the committee meetings attended.

There are no arrangements or understandings between Mr. Paull and any other person pursuant to which Mr. Paull was appointed to serve on the Board. Mr. Paull has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On December 20, 2010, the Company issued a press release announcing Mr. Paull’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press Release issued December 20, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

December 20, 2010	By:	John S. Gulas

Name: John S. Gulas
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued December 20, 2010